EXHIBIT 23


                     INDEPENDENT AUDITORS' CONSENT



     We consent to the incorporation by reference in Registration Statement Numbers 2-99763, 33-16985 and 33-20785 of Datron Systems Incorporated on Form S-8 of our reports dated May 8, 1998, appearing in and incorporated by reference in the Annual Report on Form 10-K of Datron Systems Incorporated for the year ended March 31, 1998.


DELOITTE & TOUCHE LLP

Deloitte & Touche LLP
San Diego, California
June 25, 1998